UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2015

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 -- Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

David C. Dauch Employment Agreement
On February 19, 2015, American Axle & Manufacturing Holdings, Inc. (the “Company”) and David C. Dauch, Chairman of the Board, President and Chief Executive Officer of the Company, amended and restated Mr. Dauch’s employment agreement with the Company, dated September 27, 2013, to change the payments and benefits to Mr. Dauch in the event his employment is terminated on or within two years after a Change in Control (as defined in the agreement).

If Mr. Dauch’s employment is terminated without Cause or for Good Reason (each as defined in the agreement) on or within two years after a Change in Control ("CIC"), Mr. Dauch will be entitled to receive the following payments and benefits, in addition to any other accrued compensation and benefits:

•	A cash amount equal to three times his base salary in effect on the date of his termination of employment (currently $1,150,000);

•	A cash amount equal to three times the greater of his target annual bonus for either the year of the CIC or the year of his termination of employment;

•	If termination of employment occurs during the same year as the CIC, a prorated target annual bonus for the year of termination;

•	If termination of employment occurs in a year following the year of the CIC, the greater of the prorated target annual bonus for the year of termination or for the year in which the CIC occurs;

•
Continued participation in the Company's medical benefit plans for three years following termination of employment or, in certain cases, a cash amount equal to the value of the benefit continuation, subject to mitigation;

•	Reimbursement of outplacement service costs of up to $50,000 incurred within 24-months following his termination of employment; and

•	Reimbursement of legal fees incurred in the enforcement of his rights in the event of a CIC, subject to repayment under certain conditions.

This salary and benefit continuation is subject to Mr. Dauch’s execution and non-revocation of a general waiver and release of claims against the Company and his continued compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of the agreement (the “Restrictive Covenants”). This salary and benefit continuation is also subject to recoupment or clawback.

The amended and restated employment agreement reflects Mr. Dauch’s current base salary of $1,150,000 and his current long-term incentive target amount of 375% of base salary.

The foregoing summary of certain provisions of the agreement with Mr. Dauch does not purport to be complete and is qualified in its entirety by reference to the entire amended and restated employment agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

AAM Executive Officer Change in Control Plan

On February 19, 2015, upon approval and recommendation by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, the Board approved and adopted the AAM Executive Officer Change in Control Plan (the “Plan”) for (i) executive officers of either the Company or AAM with the title of “Vice President” or above ("the Executive Officer Participants") and (ii) certain other associates of either the Company or American Axle & Manufacturing, Inc. ("AAM") as determined by the Committee in its sole discretion from time to time (the "Associate Participants" and, together with the Executive Officer Participants, the "Participants").

Under the Plan, upon a termination of a Participant’s employment by the Company without Cause or a resignation by the Participant for Good Reason (each as defined in the Plan) within the two-year period commencing on the date of a Change in Control (as defined in the Plan), the Participant will be entitled to receive the following payments and benefits, in addition to any other accrued compensation and benefits:

•	A cash amount equal to the Participant’s base salary multiplied by the applicable severance multiple;

•	A cash amount equal to the Participant’s Reference Bonus multiplied by the applicable severance multiple;

•	Any unpaid annual bonus for any completed performance year immediately preceding the year of the Change in Control ("CIC");

•	If termination of employment occurs during the same year as the CIC, a prorated target annual bonus for the year of termination;

•	If termination of employment occurs in a year following the year of the CIC, the greater of the prorated target annual bonus for the year of termination or for the year in which the CIC occurs;

•
Continued participation in AAM’s medical benefit plans for two years following termination of employment, or, in certain cases, a cash amount equal to the value of the benefit continuation, subject to mitigation;

•	Reimbursement of outplacement service costs of up to $30,000 incurred within the 24-months following the Participant’s termination of employment; and

•	Reimbursement of legal fees incurred in the enforcement of the Participant’s rights in the event of a CIC, subject to repayment under certain conditions.

The applicable severance multiple for the Executive Officer Participants is 2 and the applicable severance multiple for the Associate Participants is 1.5.

This salary and benefit continuation is subject to the Participant’s execution and non-revocation of a general waiver and release of claims against the Company and the Participant’s continued compliance with the two-year non-competition provision of the Plan. This salary and benefit continuation is also subject to recoupment or clawback.

If any of the payments or benefits under the Plan are deemed to be parachute payments under Section 280G of the Internal Revenue Code, as amended (the “Code”), and be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give the Participant a better after-tax result than if he received the full payments and benefits.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is attached as Exhibit 10.2 and incorporated herein by reference.

Forms of Award Agreements under 2012 Omnibus Incentive Plan

On February 19, 2015, the Company updated its forms of award agreements for 2015 grants of equity incentives under the 2012 Omnibus Incentive Plan. The updated forms of award agreements for grants of restricted stock units and performance shares to executive officers require termination of employment following a CIC as a condition precedent to accelerated vesting of such awards ("double trigger" vesting). The updated forms of award agreements applicable to executive officers are attached as Exhibits 10.3, 10.4 and 10.5. The 2015 form of award agreement for grants of restricted stock units to non-employee directors is attached as Exhibit 10.6. The foregoing summary of certain provisions of the award agreements does not purport to be complete and is qualified in its entirety by reference to the forms of award agreements, which are attached hereto and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated February 19, 2015 by and between the Company and David C. Dauch
10.2	AAM Executive Officer Change in Control Plan dated February 19, 2015
10.3	Form of Performance Share Award Agreement (Relative TSR) for Executive Officers under the 2012 Omnibus Incentive Plan
10.4	Form of Performance Share Award Agreement (EBITDA) for Executive Officers under the 2012 Omnibus Incentive Plan
10.5	Form of Restricted Stock Unit Award Agreement for Executive Officers under the 2012 Omnibus Incentive Plan
10.6	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the 2012 Omnibus Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	February 19, 2015	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

5